MAST0307B  30 year  6.0's          User ID: mgenis          Deals Directory: /home/mgenis/DEALS

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Collateral Description  Date:  07/15/2003   12:30:33  UBS Investment Bank

Settlement Date:  7/30/2003  WHOLE 30 year  WAC: 5.39  WAM: 179.29  Pricing Speed:  325  PSA

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Num	Name	Bond	Pass Thur	WAC	WAM	WALA	Bal used
1	WHOLE	18	6.00000	6.25000	179	1	409900.00
2	WHOLE	17	5.87500	6.12500	179	1	1778588.06
3	WHOLE	16	5.75000	6.00000	176	2	4642906.29
4	WHOLE	15	5.62500	5.87500	177	2	6764334.00
5	WHOLE	14	5.50000	5.75000	178	2	22070799.10
6	WHOLE	13	5.37500	5.62500	179	1	26860777.42
7	WHOLE	12	5.25000	5.50000	178	1	67722092.53
8	WHOLE	11	5.12500	5.37500	180	0	92552121.17
9	WHOLE	10	5.08500	5.37500	179	1	417480.91
10	WHOLE	9	5.07500	5.37500	179	1	462000.00
11	WHOLE	8	5.00000	5.25000	180	0	82807981.43
12	WHOLE	7	4.95000	5.25000	180	0	635000.00
13	WHOLE	6	4.87500	5.12500	180	0	21642799.67
14	WHOLE	5	4.75000	5.00000	180	0	13747009.46
15	WHOLE	4	4.71000	5.00000	179	1	398066.67
16	WHOLE	3	4.62500	4.87500	180	0	5993190.86
17	WHOLE	2	4.50000	4.75000	180	0	740800.00
18	WHOLE	1	4.37500	4.62500	180	0	380000.00

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.